EXHIBIT A

FORM OF
SECURED CONVERTIBLE PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF IT UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE MAKER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE "NOTE") AND THE SECURITIES PURCHASE AGREEMENT, DATED APRIL 24, 2007, BY AND BETWEEN THE MAKER AND THE HOLDER (THE "PURCHASE AGREEMENT"), AND NO TRANSFER OF THIS SECURITY SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFERABILITY OF THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE PURCHASE AGREEMENT, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE MAKER.

THIS NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED __________, 2007 IN FAVOR OF HARRIS N.A. (THE "INTERCREDITOR AGREEMENT", WHICH INTERCREDITOR AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS NOTE, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID AND NO ACTIONS SHALL BE TAKEN HEREUNDER EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT.

EVCI CAREER COLLEGES HOLDING CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE IS MADE AND DELIVERED PURSUANT TO THE PURCHASE AGREEMENT AND SUBJECT TO THE TERMS AND CONDITIONS THEREOF. THIS NOTE IS SECURED BY THE COLLATERAL DESCRIBED IN A CERTAIN SECURITY AGREEMENT, DATED AS OF EVEN DATE HEREWITH, BY AND BETWEEN THE MAKER AND THE HOLDER (THE "SECURITY AGREEMENT").

$9,202,313 __________________, 2007

FOR VALUE RECEIVED, EVCI CAREER COLLEGES HOLDING CORP., a Delaware corporation (the "Maker"), promises to pay to the order of COMVEST INVESTMENT PARTNERS III, L.P., a Delaware limited partnership, or its registered assigns (the "Holder"), on or before a date which shall be the earlier to occur of (i) thirty-six (36) months following the date hereof or (ii) the acquisition or purchase by a single entity, person or a "group" within the meaning of Rule 13d-1 of the Exchange Act (other than the Holder or an affiliate of the Holder), of more than fifty percent (50%) of the voting power or interest of the Maker (on a fully-diluted basis) (the "Maturity Date") the principal amount of $9,202,313 together with all accrued and unpaid interest thereon, unless this Note is sooner paid in accordance with the terms set forth herein. All capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Payments and Draw Downs. Subject to the terms hereof, so long as no Event of Default exists, it is contemplated that Maker will draw down the proceeds of this Note on an "as-needed" basis, commencing on the date hereof and ending on the Maturity Date. Upon the event of each draw down, the parties agree to update the attached Schedule I to reflect the amounts drawn down as of such date.

2. Interest Rate.

(a) The unpaid balance of the principal amount of this Note that has been drawn down by the Maker shall accrue simple interest (the "Interest") at a rate of twelve percent (12%) per annum. The Interest on the entire principal amount of this Note for the first twelve months after the date hereof in the amount of Nine Hundred Eighty-Five Thousand Nine Hundred Sixty-Two Dollars ($985,962) has been deemed to have been prepaid as of the date hereof. Interest shall begin accruing as of the first anniversary of the date hereof through the Maturity Date. Interest shall accrue on a quarterly basis and shall be computed on the basis of a 365-day year, for the actual number of days involved. If any Event of Default has occurred and is continuing, this Note shall bear Interest at a rate of twenty-four percent (24%) per annum. Except as provided in Section 2(b) hereof, in lieu of the payment of Interest due on each quarterly period, Maker shall defer such payment of Interest for a period not to exceed the term of the Note. To the extent permitted by applicable law, Interest, the payment of which has been deferred pursuant to the immediately preceding sentence, will bear Interest thereon at twelve percent (12%) per annum compounded quarterly for each quarter of deferred Interest payments ("Compounded Interest"). Upon payment in full of the outstanding principal balance of this Note, Maker also shall pay any and all Interest accrued but unpaid on the Note, including any Compounded Interest that shall be payable to Holder on such date.

(b) Notwithstanding anything to the contrary contained in Section 2(a) hereof, in the event that (i) the conditions set forth in Section 8.22 of the Amended and Restated Credit Agreement are satisfied, (ii) the Indebtedness evidenced by the Amended and Restated Credit Agreement is repaid in full or (iii) the Senior Lender otherwise consents, then the Interest accrued on this Note from and after the date of such an event shall not be deferred in accordance with Section 2(a) hereof and shall be paid in cash on the next applicable Interest payment date.

(c) All agreements between the Maker and the Holder are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance the Holder should ever receive as Interest an amount which would exceed the highest lawful rate, such amount as would be excessive Interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of Interest.

3. Payment of Principal Amount and Interest. Accrued Interest required to be paid in accordance with Section 2(b) hereof shall be due and payable on a quarterly basis on the last business day of each calendar quarter. Payments of principal and/or Interest hereunder shall be made either by wire transfer or by delivery to the Holder of a check payable to the Holder. Any payments made by the Maker from time to time on this Note shall be made *pari passu* with the secured convertible notes issued to the members of the Management Group.

4. Prepayment. Notwithstanding the foregoing, at any time after the Closing Date, the Maker shall have the right to prepay all or any portion of the then-outstanding principal balance of this Note, together with accrued but unpaid Interest thereon, without premium or penalty, upon ten (10) days' prior written notice to the Holder.

All prepayments pursuant to this Section 4 shall be applied first to the Interest accrued but unpaid on the Note, including any Compounded Interest that shall be payable and outstanding hereunder prior to their application to the outstanding principal amount hereof. Upon full prepayment of this Note, the Holder shall surrender this Note for cancellation, after which this Note shall be of no further force or effect.

5. Use of Certain Proceeds. In the event (a) the Indebtedness evidenced by the Amended and Restated Credit Agreement has been fully and indefeasiby paid and any and all commitments of the Senior Lender to lend pursuant to the Amended and Restated Credit Agreement have been finally and fully terminated, or the Senior Lender otherwise consents and (b) the Maker issues Common Stock or Common Stock Equivalents other than an Exempt Issuance during the term of this Note, the Maker shall, upon the request of the Holder, prepay all of the then-outstanding principal amount of this Note, together with all accrued but unpaid Interest and Compounded Interest thereon, using 100% of the net proceeds received by the Maker from such sale (or any lesser portion necessary) to repay the then-outstanding principal of this Note, together with accrued but unpaid Interest and Compounded Interest thereon.

6. Security Interest. This Note shall be junior in lien priority to the Indebtedness pursuant to the Amended and Restated Credit Agreement with the Senior Lender and shall be senior in lien priority to all other Indebtedness (existing or future) of the Maker (other than Permitted Liens (as defined in the Security Agreement)) and shall be secured by a junior lien and security interest in the Collateral (as defined in the Security Agreement).

7. Events of Default. This Note, together with all accrued but unpaid Interest and Compound Interest, shall become due and payable upon the occurrence of any of the following events, herein called "Events of Default":

(a) failure of the Maker to pay the principal amount, Interest, Compound Interest or any other amounts due under this Note as and when due, which shall continue for a period in excess of five (5) business days;

(b) a material breach by the Maker, or the material failure by the Maker to perform, any representation, warranty, covenant or agreement made by the Maker in this Note, any other Transaction Document or any Material Contract, or any related instrument, document or agreement (subject to any applicable cure periods) that remains uncured, to the extent curable, for a period of five (5) business days after written notice thereof to Maker;

(c) the Maker's application for, or the Maker's consent to, the appointment of a receiver, trustee or liquidator for the Maker or any of its properties;

(d) filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors;

(e) the entry against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws by a creditor other than the Holder, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days;

(f) with respect to any instrument or agreement for borrowed money to which the Maker is or becomes a party, (i) an event of default has occurred and has been declared by any third party to such instrument or agreement, the amount of the declared default exceeds One Hundred Thousand Dollars ($100,000), and such third party has accelerated any payments due under such instrument or agreement; provided the foregoing shall not constitute a default if the Maker, with advise of its legal counsel, has made a good faith determination that such amount is not due and that the Maker has valid and reasonable defenses against non-payment of such amount;

(g) the Maker agrees to pay in full settlement of any litigation, proceeding or action, or a judgment is entered by a court of competent jurisdiction with respect to any litigation, proceeding or action involving the Maker (other than any settlement entered into or judgment entered with respect to obligations incurred by the Maker in the ordinary course of business and which were accrued for on the balance sheet of the Maker in the ordinary course of business), of at least One Hundred Thousand Dollars ($100,000) in any one instance or Two Hundred Thousand Dollars ($200,000) in the aggregate, in each case that is not covered by any insurance or indemnity available to or maintained by the Maker; provided, however, amounts that Maker agrees to pay, and pays, on account of the loss on settlement of tuition disallowance referred to in Maker's Consolidated Financial Statements, as at and for the twelve months ended December 31, 2006, that do not exceed Four Million Five Hundred Thousand Dollars ($4,500,000) shall not constitute an Event of Default; or

(h) the rejection by the stockholders of the Maker of the Share Authorization.

8. Conversion; Conversion Price.

(a) In the event this Note is not repaid in full within twelve (12) months from the date hereof, this Note shall become convertible from such date until the Note is repaid in full (the "Conversion Period") at the sole option of the Holder, either in whole or in part, up to the principal amount hereof, into shares of Common Stock. The conversion price per share ("Conversion Price") shall be equal to $0.60 per share.

(b) Notwithstanding anything to the contrary contained herein and subject to the limitations and subject to the restrictions set forth in Section 8(c) hereof, the Holder may only elect to convert this Note during the Conversion Period if, on the date of such conversion, the stockholders of the Maker have approved the Share Authorization; provided, however, that if the Share Authorization is not approved, the Holder shall have the option, in the Holder's sole discretion, to convert this Note to the fullest extent permitted under the Maker's Available Capitalization as of the date of such conversion.

(c) During the Conversion Period, unless and until the Maker and its Subsidiaries and the Holder each have received the requisite approvals from the regulators and the accreditors of the Maker and/or its Subsidiaries, the Holder shall not have the right to convert any portion of this Note that would increase the beneficial ownership of the outstanding Common Stock by the Holder (together with its Affiliates) after giving effect to such conversion and the issuance of the Conversion Shares, to more than twenty-four and nine-tenths percent (24.9%) or forty-nine and nine-tenths percent (49.9%), as each such percentage shall be applicable with respect to causing a change of ownership resulting in a change of control under applicable laws, rules and regulations of such regulators and accreditors. From and after the date on which the Maker and its Subsidiaries and the Holder each have received such requisite approvals from the regulators and the accreditors of the Maker and/or its Subsidiaries, the Holder shall have the right to convert the entire outstanding principal amount of this Note. For purposes of this Section 8(c), the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon an actual conversion of this Note, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Maker (including, without limitation, any Warrants) beneficially owned by the Holder or any of its Affiliates and subject to a limitation on conversion or exercise analogous to the limitation contained herein.

Except as set forth in this Section 8(c), for purposes of this Note, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Maker is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder and its Affiliates) and of which portion of this Note is convertible shall be in the reasonable discretion of such Holder, and the delivery of the conversion notice included herewith as Schedule II (the "Conversion Notice") by the Holder to the Maker shall be deemed to be the Holder's determination of whether this Note is

convertible (in relation to other securities owned by the Holder and its Affiliates) and of which portion of this Note is convertible, in each case subject to such aggregate percentage limitation, and the Maker shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 8(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Maker's most recent Form 10-Q or Form 10-K, as the case may be, (ii) a more recent public announcement by the Maker or (iii) any other notice by the Maker or the Maker's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Maker shall, within two Trading Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Maker, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

9. Exercise of Conversion Privilege.

(a) In order to convert this Note into Conversion Shares, the Holder shall, at least seven days prior to a proposed Conversion Date, send via facsimile, and in accordance with the notice provisions of Section 20 hereof, a copy of the fully executed Conversion Notice to the Maker, stating that the Holder elects to convert. The Conversion Notice shall specify (i) the Conversion Date, (ii) the portion of this Note to be converted, (iii) the applicable Conversion Price, (iv) the name or names (with address) of the persons who are to become holders of the Conversion Shares in connection with such conversion, and (v) a calculation of the number of Conversion Shares issuable upon such conversion.

(b) Upon receipt by the Maker of a facsimile copy of a Conversion Notice, the Maker shall immediately send, via facsimile, a confirmation of receipt of the Conversion Notice to the Holder. Such confirmation shall indicate that the Conversion Notice has been received and shall specify the name and telephone number of a contact person at the Maker whom the Holder should contact regarding information related to the conversion of this Note. The Maker shall not be obligated to issue certificates evidencing the Conversion Shares issuable upon conversion, unless either this Note is delivered to the Maker as provided below, or the Holder notifies the Maker that this Note has been lost, stolen or destroyed (subject to the requirements of Section 15 hereof).

(c) Upon any partial conversion of this Note, the Holder at its option may (i) require the Maker to issue and deliver, at the expense of the Maker (other than for transfer taxes, if any), upon surrender of this Note, a new Note payable to such person or persons, or order, as may be designated by the Holder for the principal amount of this Note then remaining unconverted, such Note to be dated as of the date of this Note, or (ii) present this Note to the Maker for notation hereon of the portion of the principal amount so converted. Upon any full conversion of this Note, the Holder shall surrender and deliver this Note to the Maker.

10. Delivery of Conversion Shares Upon Conversion. The Maker shall, no later than the close of business on the third Trading Day after receipt by the Maker of (a) a facsimile copy of a Conversion Notice and (b) all necessary documentation duly executed and in proper form required for conversion, including this Note (or after the provisions required by

Section 15 hereof in the case of a lost, stolen or destroyed Note), issue and surrender the Conversion Shares to an express courier service for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address or addresses and in the name or names provided in the Conversion Notice. The person or persons entitled to receive the Conversion Shares issuable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date.

11. Fractional Shares. No fractional Conversion Shares or scrip representing fractional Conversion Shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional Note Conversion Share or a right to acquire a fractional Note Conversion Share, such fractional Note Conversion Share shall be disregarded and the number of Conversion Shares issuable upon conversion, in the aggregate, shall be the next higher number of shares.

12. Adjustment of Conversion Price. The Conversion Price and, accordingly, the number of Conversion Shares issuable upon the conversion of this Note shall be subject to adjustment from time to time as follows upon the happening of certain events:

(a) Merger, Sale of Assets, etc. In the event the Maker, at any time prior to the Holder's conversion of this Note, (i) reorganizes (other than a combination, reclassification, exchange or subdivision); (ii) merges or consolidates the Maker with or into another corporation in which the Maker is not the surviving entity, or merges with another corporation in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) sells or transfers the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation, sale, transfer, or other transaction, provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note the number of securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately prior to such reorganization, merger, consolidation, sale or transfer.

(b) Declaration of Dividends, Stock Splits, etc. In the event the Maker declares a dividend or distribution of its Common Stock, or effects a stock split or reverse stock split with respect to its Common Stock, or issues any shares of its Common Stock by reclassification of shares of its Common Stock, the conversion rights of the Holder in effect on the date of such event shall be adjusted proportionately so that the Holder thereafter shall be entitled to receive upon conversion pursuant to the terms and conditions hereof the aggregate number of shares of Common Stock that the Holder would own or be entitled to receive after the happening of any of the events mentioned in this Section 12(b) if this Note had been converted immediately prior to the close of business on the date of such happening.

(c) Issuance of Additional Shares of Common Stock.

(i) Except as provided in Section 12(c)(ii) hereof, in the event the Maker shall issue or sell any additional shares of Common Stock, for a consideration per additional share of Common Stock less than the Conversion Price (the "Discounted per Share Price"), then the Conversion Price shall be reduced to the Discounted per Share Price. The number of shares of Common Stock issuable upon conversion of this Note shall remain unchanged after any adjustment of the Conversion Price as provided in this Section 12(c).

(ii) The provisions of this Section 12(c) shall not apply to (A) any issuance of additional shares of Common Stock for which an adjustment is provided under Section 12(a) or 12(b) hereof, (B) the issuance of the Shares, the Conversion Shares, the Warrant Shares, the L/C Shares or the issuance of the Management Securities or (C) for any Exempt Issuances.

(iii) If at any time the Maker shall in any manner (other than in connection with a merger in which the Maker is the surviving corporation) issue or sell, any warrants (other than the Warrants issued to Holder) or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities shall be determined to be at a Discounted per Share Price, then the Conversion Price shall be adjusted as provided in Section 4(c)(i) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding, (ii) the price per share for such additional shares of Common Stock shall be deemed to be the lowest price per share at which such additional shares of Common Stock are issuable, and (iii) the Maker shall have received all of the consideration, if any, payable for such warrants or other rights as of the date of the actual issuance thereof. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such convertible securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such convertible securities.

(iv) If at any time the Maker shall in any manner (other than in connection with a merger in which the Maker is the surviving corporation) issue or sell, any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be determined to be at a Discounted per Share Price, then the Conversion Price shall be adjusted as provided in Section 12(c)(i) on the basis that (i) the maximum number of additional shares of Common Stock issuable upon the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding, (ii) the price per share of such additional shares of Common Stock shall be deemed to be the lowest price in any range of prices at which such additional shares of Common Stock are available to holders of such convertible securities, and (iii) the Maker shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such convertible

securities. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such convertible securities.

(v) If, at any time after any adjustment of the Conversion Price shall have been made pursuant to Section 12(c)(iii) or 12(c)(iv) hereof as the result of any issuance of warrants, rights or convertible securities, and either

(A) such warrants or rights, or the rights of conversion or exchange in such other convertible securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other convertible securities, as the case may be, shall not have been exercised, or

(B) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or such other convertible securities, shall be increased or decreased by virtue of provisions therein contained,

then such previous adjustments shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other convertible securities on nonconverted portion of this Note, but not on any then outstanding Conversion Shares, on the basis of

(C) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(D) treating any such warrants or rights or any such other convertible securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible securities.

(vi) To the extent that any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities shall be issued for cash consideration, the consideration received by the Maker therefor shall be the amount of the cash received by the Maker therefor, or, if such additional shares of Common Stock or convertible securities are offered by the Maker for subscription, the subscription price, or, if such additional shares of Common Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Maker for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the

amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board. In case any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or convertible securities shall be issued in connection with any merger in which the Maker issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board in good faith shall determine to be attributable to such additional shares of Common Stock, convertible securities, warrants or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Maker for issuing such warrants or other rights plus the additional consideration payable to the Maker upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any convertible securities shall be the consideration, if any, received by the Maker for issuing warrants or other rights to subscribe for or purchase such convertible securities, plus the consideration paid or payable to the Maker in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Maker upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any additional shares of Common Stock or convertible securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Maker shall be deemed to have received for such additional shares of Common Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

(d) Written Notice. The Maker shall give written notice to the Holder within ten (10) days following the consummation of any transaction within the scope of this Section 12 and provide in such written notice a brief description of the terms and conditions of such transaction.

(e) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than five cents ($0.05). Any adjustment of less than five cents ($0.05) which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of five cents ($0.05) or more in a Conversion Price.

13. Issue Tax. The issuance of certificates for the Conversion Shares upon the conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder .

14. Reservation of Conversion Shares. Upon approval of the Share Authorization by the stockholders of the Maker, the Maker shall, at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of capital stock as shall from time to time be sufficient to effect the conversion of this Note.

Alternatively, the Maker shall take all action necessary to cause it to be authorized to issue all necessary shares issuable upon conversion of this Note. All shares of capital stock which may be issued in connection with the conversion of this Note will, upon issuance by the Maker, be validly issued, fully paid and non-assessable.

15. Mutilated or Missing Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Maker shall, at the request of the Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and in substitution for the Note lost, stolen or destroyed, a new Note of like tenor and representing the equivalent rights and interests, but only upon receipt of evidence satisfactory to the Maker of such loss, theft or destruction of such Note. Applicants for such substitute Note shall also comply with such other reasonable requirements and pay such other reasonable charges as the Maker may prescribe. The Maker shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of the Note pursuant to this Section 15.

16. No Rights as a Stockholder. Nothing contained herein shall be construed as conferring upon the Holder or its transferees any rights as a stockholder of the Maker, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or any other matter. Furthermore, nothing contained herein is intended to cause a change of ownership resulting in a change of control unless and until all requisite approvals required by Section 8(c) of this Note have been obtained.

17. Legend. The Conversion Shares issued upon conversion of this Note shall be subject to a stop transfer order and the certificate or certificates evidencing such Conversion Shares shall bear the following legend:

> "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT AND A CERTAIN REGISTRATION RIGHTS AGREEMENT, BOTH OF WHICH ARE DATED APRIL 24, 2007 AND ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY."

18. Transferability. Subject to compliance with applicable federal and state securities laws, this Note shall be transferable solely in accordance with Section 5.7 of the Purchase Agreement. In no event may the Holder assign this Note separate from an assignment of its rights under the Security Agreement and Section 13 of the Intercreditor Agreement. Any such transfer shall be effected by the presentation of this Note to the Maker for transfer, accompanied by a duly completed and executed Assignment Form in the form attached hereto as Exhibit A, and an opinion of counsel of the Holder in form reasonably satisfactory to the Maker that the transfer may be properly made under an exemption from registration under the Securities Act and applicable state securities laws. Any transfer made in violation of this Section 18 shall be void.

19. Certain Covenants of the Maker.

(a) Affirmative Covenants. The Maker covenants that, so long as any portion of this Note is outstanding, it shall take the following actions:

(i) Provide to the Holder all such information about the Maker, as the case may be, that is made available publicly.

(ii) If an Event of Default hereunder occurs, the Maker shall, if so requested by the Holder, promptly provide the following information:

(A) Annual Financial Statements. Unless filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Maker and its Subsidiaries, as of the end of the immediately preceding fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing or such other independent public accountants, in either case, as unanimously selected by the Board;

(B) Monthly Financial Statements. Unless filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Maker and its Subsidiaries, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles, such consolidated balance sheet, consolidated statements of income, stockholders' equity and cash flows to be as of the end of each month following the end of the immediately preceding fiscal year, in each case with comparative statements for the prior fiscal year; provided, however, that, to the extent the information in this Section 19(a)(ii) is requested by the Holder, the Holder shall hold and treat all such information confidential;

(C) Accountant's Letters. Copies of each accountant's management letter and other written report submitted to the Maker by its independent public accountants in connection with an annual or interim audit of the books of the Maker or any of its Subsidiaries;

(D) Notices. Copies of notices of all Actions that could materially and adversely affect the Maker or any of its Subsidiaries; and

(E) Other Information. Any other information regarding the business, prospects, financial condition, operations, property or affairs of the Maker as the Holder may reasonably request;

(iii) The Maker shall maintain and cause each of its Subsidiaries to maintain their respective corporate existence unless the board of directors of the Maker (the "Board") unanimously approves otherwise;

(iv) The Maker shall obtain and maintain and cause each of its Subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated;

(v) The Maker shall permit and cause each of its Subsidiaries to permit the Holder and such persons as the Holder may designate, at the Holder's expense, to visit and inspect any of the properties of the Maker and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Maker and its Subsidiaries with their officers, employees and public accountants (and the Maker hereby authorizes said accountants to discuss with the Holder and its designees such affairs, finances and accounts), and consult with and advise the management of the Maker and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that the Holder or its designees have executed a confidentiality agreement in substance and form reasonably acceptable to the Maker; provided, however, that in no event (other than an Event of Default) shall the Maker be required to provide the Holder or its designees with any information about the Maker that is not publicly available;

(vi) The Maker shall comply, and cause each Subsidiary to comply, with all applicable Laws, noncompliance with which could materially adversely affect its business or condition, financial or otherwise;

(vii) The Maker shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Maker and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; and

(viii) Within no more than five (5) days following an Event of Default, the Maker shall notify the Holder of such Event of Default, the circumstances causing such default and the proposed course of action to be taken by the Maker to cure such default.

(b) Negative Covenants. The Maker covenants that, so long as any portion of this Note is outstanding, it shall not take any of the following actions without the prior written consent of the Holder, which may not be withheld unreasonably:

(i) Redeem or repurchase any shares of Common Stock Equivalents of the Maker, except for repurchases or redemptions from employees, directors or consultants of the Maker in accordance with agreements existing as of the date hereof for the repurchase or redemption of shares of Common Stock Equivalents in connection with any termination of service to the Maker or any of its Subsidiaries;

(ii) Except to the extent required to comply with its obligations hereunder or with applicable Law, the Maker shall not, nor shall it permit any of its Subsidiaries to, amend its respective governing documents;

(iii) the Maker shall not, nor shall it permit any of its Subsidiaries to, incur or guarantee any Indebtedness or enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than (A) short-term Indebtedness and "keep well" or similar assurances for the benefit of customers, in each case in the ordinary course of business consistent with past practice or (B) long-term Indebtedness in connection with the refunding of existing Indebtedness at a lower cost of funds or (C) Indebtedness that is secured by Permitted Encumbrances;

(iv) The Maker shall not, nor shall it permit any of its Subsidiaries to, (A) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Maker and its Subsidiaries taken as a whole, (B) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer; provided that the foregoing shall not preclude the implementation of incentive pay arrangements in the ordinary course of business consistent with past practice, or (C) create any Encumbrance on any of the assets or properties of the Maker or any Subsidiary;

(v) Declare or pay any dividend on any class of Common Stock Equivalents of the Maker (except dividends payable solely in Common Stock Equivalents in connection with a stock split or similar transaction of the Maker);

(vi) Enter into any transactions with Affiliates of the Maker other than in the ordinary course of business;

(vii) Other than with the Holder or an Affiliate of the Holder, merge or consolidate with any other entity or have a transaction in which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the

beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of greater than fifty percent (50%) of the shares of Common Stock then outstanding of the Maker, on a fully diluted basis, ordinarily entitled to vote in the election of directors;

(viii) Sell material assets of the Maker;

(ix) Except as contemplated by the Purchase Agreement, permit any Encumbrances on any assets of the Maker (other than the Permitted Encumbrances);

(x) Liquidate, dissolve or wind-up the operations of the Maker or any of its subsidiaries;

(xi) Apply for, or consent to, the appointment of a receiver, trustee or liquidator for the Maker or any Subsidiary or any of their respective properties; and

(xii) Enter into any agreement to do any of the foregoing.

(c) Certain Financial Covenants. Upon repayment in full of the Indebtedness evidenced by the Amended and Restated Credit Agreement, the Maker agrees, for so long as any portion of the Secured Note or L/C Guaranty is outstanding and in addition to adhering to any and all covenants set forth in Section 8 (Covenants), Section 9 (Events of Default and Remedies) and Section 12 (the Guarantees) of the Amended and Restated Credit Agreement (as if such terms of the Amended and Restated Credit Agreement had been assigned to the Holder), to the following:

(i) Senior Funded Debt/EBITDA Ratio. As of the last day of each fiscal quarter of the Maker ending during the periods specified below, the Maker shall not permit the Senior Funded Debt/EBITDA Ratio (as such term is defined in the Credit Agreement) to be greater than:

FROM AND INCLUDING	TO AND INCLUDING	SENIOR FUNDED DEBT/EBITDA RATIO SHALL NOT BE GREATER THAN
6/30/07	9/29/07	6.00 to 1.00
9/30/07	12/30/07	5.00 to 1.00
12/31/07	6/29/08	3.00 to 1.00
6/30/08	the later to occur of (i) the maturity date of the Secured Note and (ii) the extinguishment of the L/C	2.50 to 1.00

	Guaranty	

(ii) Minimum EBITDA. The Maker shall not, as of the last day of each fiscal quarter of the Maker ending during the periods set forth below, permit EBITDA for the four fiscal quarters of the Maker then most-recently ended (except as noted below) to be less than the corresponding amount set forth below:

FROM AND INCLUDING	TO AND INCLUDING	EBITDA FOR FOUR FISCAL QUARTERS THEN ENDED SHALL NOT BE LESS THAN
6/30/07	9/29/07	$2,500,000
9/30/07	3/30/08	$3,000,000
3/31/08	6/29/08	$4,000,000
6/30/08	9/29/08	$6,500,000
9/30/08	the later to occur of (i) the maturity date of the Secured Note and (ii) the extinguishment of the L/C Guaranty	$7,000,000

(iii) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Maker ending during the periods specified below, the Maker shall maintain a ratio of (i) EBITDA for the four fiscal quarters of the Maker then ended, less Unfinanced Capital Expenditures (as such term is defined in the Credit Agreement) of the Maker and the Subsidiaries on a consolidated basis for the same four fiscal quarters then ended to (ii) Fixed Charges (as such term is defined in the Credit Agreement) of the Maker and the Subsidiaries for the same four fiscal quarters (except as noted below) then ended of not less than:

FROM AND INCLUDING	TO AND INCLUDING	FIXED CHARGE COVERAGE RATIO SHALL NOT BE LESS THAN
6/30/07	6/29/08	.50 to 1.00
3/30/08	the later to occur of (i) the	.75 to 1.00

	maturity date of the Secured Note and (ii) the extinguishment of the L/C Guaranty	

(iv) Minimum Financial Responsibility Composite Score. As of the last day of each fiscal year of the Maker, the Maker shall not permit the Financial Responsibility Composite Score (as such term is defined in the Credit Agreement) to be less than 1.0.

(v) Cohort Default Rate. The Maker shall not, nor shall it permit any Subsidiary or any School (as such term is defined in the Credit Agreement) to, maintain or permit to exist a Cohort Default Rate (as such term is defined in the Credit Agreement) exceeding 20% at any time.

(vi) Capital Expenditures. The Maker shall not permit Capital Expenditures (other than Capital Expenditures financed by Growth Equity Cap Ex Investments (as such terms are defined in the Credit Agreement)) of the Maker and its Subsidiaries on a consolidated basis to exceed for any fiscal quarter to exceed the corresponding amount set forth below:

FROM AND INCLUDING	TO AND INCLUDING	CAPITAL EXPENDITURES FOR FISCAL QUARTER THEN ENDED SHALL NOT BE MORE THAN:
6/30/07	12/30/07	$250,000
12/31/07	the later to occur of (i) the maturity date of the Secured Note and (ii) the extinguishment of the L/C Guaranty	$700,000

If the Maker and its Subsidiaries do not utilize the entire amount of Capital Expenditures permitted in any fiscal quarter, the Maker may carry forward, to the immediately succeeding fiscal quarter only, 50% of such unutilized amount (with Capital Expenditures made by the Maker in such succeeding fiscal quarter applied last to such unutilized amount).

20. Definitions. As used in this Note, the following terms shall have the following meanings:

(a) "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

(b) "Conversion Date" shall mean any day on which all or some part of the principal amount of this Note is converted into Conversion Shares in accordance with the terms of this Note and the Securities Purchase Agreement, provided that a Conversion Date must be a Trading Day.

(c) "Trading Day" shall mean any day during the course of which the Maker's Common Stock is listed and traded with the NASDAQ Capital Market, the OTC Bulletin Board or such similar organization if the NASDAQ Capital Market or the OTC Bulletin Board is no longer reporting such information.

Other capitalized terms used but not defined herein shall have their respective meanings set forth in the Purchase Agreement.

21. Notices. Any notices, consents, waivers or other communication required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of submission is mechanically or electronically generated and kept on file by the sending party); or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows: (or such other address for a party as shall be specified in a notice given in accordance with this Section 21):

If to the Maker:

EVCI CAREER COLLEGES HOLDING CORP.
1 Van Der Donck Street, 2nd Floor
Yonkers, NY 10701
Attention: Dr. John J. McGrath
Chief Executive Officer and President and
. Joseph D. Alperin, General Counsel
Facsimile No.: 914-964-8222

With a copy to:

Phillips Nizer LLP
666 Fifth Avenue
New York, NY 10103
Attention: Brian Brodrick, Esq.
Facsimile No.: 212-262-5152

If to the Holder:

COMVEST INVESTMENT PARTNERS III, L.P.
1 North Clematis Street
Suite 300
West Palm Beach, FL 33324
Attention: Michael Falk
Facsimile No.: 561-868-6094

With a copy to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue, 14th Floor
New York, NY 10166
Attention: Alan I. Annex, Esq.
Facsimile No.: 212-801-6400

Either party may change by notice the address to which notices to it are to be addressed.

22. Successors and Assigns. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties.

23. Governing Law. This Note shall be governed by, construed under and interpreted and enforced in accordance with laws of the State of New York, without giving effect to principles of choice of law. Any action or proceeding arising out of or relating to this Note shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

24. Remedies. The Maker stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Maker in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

25. Amendments. The terms and provisions of this Note may not be modified, altered or amended except in accordance with Section 14 of the Security Agreement.

26. Headings. The descriptive headings of the several paragraphs of this Note are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Maker has executed this Note and has delivered it to the Holder, on the day and year first above written.

EVCI CAREER COLLEGES HOLDING CORP.

By: ______________________________

Name:

Title:

Exhibit A

ASSIGNMENT

FOR VALUED RECEIVED, the undersigned Holder of the attached Secured Convertible Promissory Note (the "Note") issued by EVCI Career Colleges Holding Corp. (the "Maker") hereby sells, assigns and transfers unto the persons below, all right, title and interest of the undersigned in and to the obligations evidenced by the Note, and does hereby irrevocably constitute and appoint ______________________ attorney-in-fact to transfer the Note on the books of the Maker with full power of substitution in the premises. The Note is subject to the terms of an Intercreditor Agreement dated __________, 2007, in favor of Harris Bank, N.A., and the persons below agree to be bound by the terms and conditions of such Intercreditor Agreement.

Dated: ________________________

Signature: ________________________

Fill in for new Registration of Note:

____

Name of Noteholder

Address of Noteholder: ________________________

____

____

SCHEDULE I

Draw Down Amount	Date
$8,216,351	_____________, 2007
$985,962	_____________, 2007 (Prepaid Interest)

SCHEDULE II

FORM OF CONVERSION NOTICE

TO ____________________:

The undersigned owner of the Note, dated _____________, 2007, issued by EVCI Career Colleges Holding Corp. (the "Note") hereby irrevocably exercises the option to convert $[ ] of the principal amount of the Note into Common Stock, par value $0.0001 per share, of EVCI Career Colleges Holding Corp. (the "Conversion Shares"), in accordance with the terms of the Note. The applicable Conversion Price is US$[ ] and the number of Conversion Shares issuable upon conversion is [ ].

The undersigned directs that the Conversion Shares issuable and certificates therefor deliverable upon the conversion, together with any check in payment for fractional Conversion Shares, be issued in the name of and delivered, if appropriate, to the undersigned unless a different name has been indicated below.

Dated: ________________________

Signature: ________________________________

Fill in for registration of Conversion Shares:

Please print name and address:
(including zip code number)